Exhibit 99.1

ANCESTRY.COM LLC REPORTS Q3 2013 FINANCIAL RESULTS

– Ancestry.com Subscriber Base Increases by 64,000 Sequentially –

– Q3 Non-GAAP Revenues $143 million, Up 11% Year-Over-Year –

PROVO, Utah, October 30, 2013 – Ancestry.com LLC, the world’s largest online family history resource, reported financial results today for the third quarter ended September 30, 2013.

“Ancestry.com delivered quarterly results ahead of our expectations, while also executing on strategic growth initiatives that we believe enhance our long-term growth opportunities,” said Tim Sullivan, Chief Executive Officer of Ancestry.com. “Our groundbreaking partnership with FamilySearch to make one billion international records searchable in the next five years, our recent acquisition of Find A Grave, and continued milestones in our DNA business and mobile initiatives all underscore our commitment to providing users with a rich, engaging experience on a global scale.”

Third Quarter 2013 Financial Highlights

•	Total revenue for the third quarter of 2013 was $139.9 million.

•	Non-GAAP revenue[1] for the third quarter of 2013 totaled $142.8 million, an increase of 11.2% over $128.4 million in the third quarter of 2012, driven by growth in revenues from our core Ancestry.com branded websites, Archives.com, AncestryDNA and our Family Tree Maker software.

•	Adjusted EBITDA[2] for the third quarter of 2013 was $54.8 million, compared to $54.1 million in the third quarter of 2012. The adjusted EBITDA margin of non-GAAP revenues for the third quarter of 2013 was 38.4%, compared to 42.1% in the third quarter of 2012. The quarter and year-to-date periods included $1.5 and $3.6 million, respectively, of general legal and professional fees related to certain items, including litigation and the September dividend paid by our parent company.

•	Net income (loss) for the third quarter 2013 was a loss of $(13.6) million, compared to net income of $24.9 million in the third quarter of 2012. The loss was primarily due to the non-cash amortization of acquired intangible assets of $46.4 million, due to the December 2012 transaction.

•	Free cash flow[3] totaled $54.5 million for the third quarter of 2013 compared to $33.7 million for the third quarter of 2012.

•	Cash and cash equivalents totaled $71.4 million as of September 30, 2013.

•	Obligations under long-term debt[4] totaled $922.1 million as of September 30, 2013.

Recent Business Highlights

•	Total subscribers across all websites, including Ancestry.com, Archives.com, Fold3.com and Newspapers.com, were approximately 2,775,000 as of September 30, 2013.

•	Subscribers of Ancestry.com branded websites totaled approximately 2,175,000 as of September 30, 2013, a 7.7% increase over the end of the third quarter of 2012 and a 3.0% increase from the end of the second quarter of 2013.

•	Net subscriber additions to Ancestry.com branded websites of 64,000.

[1]	Non-GAAP revenues are defined as the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the transaction.
[2]	Adjusted EBITDA is defined as net income (loss) plus non-cash adjustments to revenue from purchase accounting, interest expense, net; other (income) expense, net; income tax expense (benefit); non-cash charges including depreciation, amortization, impairment of intangible assets and stock-based compensation expense; and expenses associated with the transaction.
[3]	Free cash flow subtracts from adjusted EBITDA capitalization of content databases, purchases of property and equipment and cash received (paid) for income taxes and interest.
[4]	This amount does not include $300.0 million in senior unsecured PIK notes issued by our parent company, Ancestry.com Holdings LLC. While not required, Ancestry.com LLC intends to make dividends to its parent in order to fund cash interest payments of these notes.

•	FamilySearch long-term strategic agreement to make approximately one billion global records available online over the next five years. With this exclusive agreement, the two services will work together with the archive community to digitize, index and publish records from the FamilySearch vault, marking a major investment in international content.

•	Acquisition of Find A Grave provides an unsurpassed collection of burial information with over 100 million records and 75 million photos.

•	Launch of redesigned mobile iOS Ancestry App, offering new social features making family history easier to engage.

•	Launch of the new version of Family Tree Maker by Ancestry.com that includes updates on editing, sharing, tree viewing and TreeSync™ to make collaboration even easier.

•	The Company added more than 400 million records during the quarter. New collections added in Q3 included:

•	New England, Birth, marriage and death records, images, diaries and articles from Colonial times to the 1980s – 220 million records

•	Saskatchewan, Canada, Residents Index (SRI), 1800-2012 – 2.9 million records

•	England & Wales, Non-Conformist and Non-Parochial Registers, 1567-1970 – 2.5 million records

•	Birmingham, England, Parish Records (Baptism, Marriage and Burial) 1538-1964 – 2.4 million records

•	New York, Naturalization Petitions, 1794-1906 – 1.2 million records

•	Perth, Western Australia, Australia, Property Owner Rate Books, 1880-1946 – 800,000 records

Conference Call & Webcast

Ancestry.com will host a conference call today at 3:00 p.m. MT (5:00 p.m. ET). Participants can access the conference call by dialing 719-457-2727 approximately ten minutes prior to the start time.

Use of Non-GAAP Measures

The Company believes that non-GAAP revenues, adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that the Company does not consider indicative of its core performance. Non-GAAP revenues is calculated by adding the effects of non-cash adjustments to revenue from purchase accounting for the merger transaction. In the case of adjusted EBITDA, net income (loss) is adjusted for such expenses as non-cash adjustments to revenue from purchase accounting; interest expense, net; other (income) expense, net; income tax expense (benefit); non-cash charges including depreciation, amortization and stock-based compensation expense; and expenses associated with the merger transaction. Free cash flow subtracts from adjusted EBITDA the capitalization of content databases, purchases of property and equipment and cash received (paid) for income taxes and interest. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, total revenue, net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited summary financial statements.

The Company uses non-GAAP revenues, adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of its business; to evaluate the effectiveness of its business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of its results with those of other companies; and in communications with its operating committee concerning its financial performance. The Company also uses non-GAAP revenues and adjusted EBITDA as factors when determining the incentive compensation pool.

About Ancestry.com

Ancestry.com is the world’s largest online family history resource with approximately 2.7 million paying subscribers across all its websites. More than 12 billion records have been added to the Ancestry.com sites and users have created more than 55 million family trees containing more than 5 billion profiles. In addition to its flagship site www.ancestry.com, the company operates several Ancestry international websites along with a suite of online family history brands, including Archives.com, Fold3.com and Newspapers.com, all designed to empower people to discover, preserve and share their family history.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing the Company’s subscriber base, its reach, its activities to enhance subscribers’ experience and deliver product innovations and enhancements, improved features and tools, its activities to develop and promote its products (including DNA services), its business outlook, its leadership position and its opportunities and prospects for growth, including growth in revenues, adjusted EBITDA and number of subscribers. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the Company’s continued ability to attract and retain subscribers; continued service outages or a significant disruption in service on its websites; its continued ability to acquire content and make it available online; its ability to add tools and features and provide value to satisfy customer demand; difficulties encountered in integrating acquired businesses and retaining customers; the timing and amount of investments in the Company’s DNA service; market conditions; the Company’s substantial debt obligations as a result of the acquisition of the Company by a company controlled by the Permira funds and co-investors; its intention to pay dividends to its parent; the availability of cash and credit; the adverse impact of competitive product announcements; failure to achieve anticipated revenues and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation. Information concerning additional factors that could cause events or results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Form 10-Q for the quarterly period ended June 30, 2013 and in discussions in other of our Securities and Exchange Commission filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

ANCESTRY.COM LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,355	$35,651
Restricted cash	60,770	83,863
Accounts receivable, net of allowances of $509 and $661 at September 30, 2013 and December 31, 2012, respectively	10,698	11,089
Income tax receivable	12,682	41,799
Deferred income taxes	8,655	—
Prepaid expenses and other current assets	10,244	9,816

Total current assets	174,404	182,218
Property and equipment, net	32,822	27,813
Content database costs, net	272,225	270,984
Intangible assets, net	462,896	600,628
Goodwill	948,283	945,619
Other assets	41,788	50,192

Total assets	$1,932,418	$2,077,454

LIABILITIES AND MEMBER’S INTERESTS
Current liabilities:
Accounts payable	$11,923	$11,432
Accrued expenses	54,156	62,120
Acquisition-related liabilities	60,770	83,863
Deferred revenues	141,107	116,953
Current deferred income taxes	—	2,021
Current portion of long-term debt	34,141	6,432

Total current liabilities	302,097	282,821
Long-term debt, net	868,082	936,797
Deferred income taxes	195,337	235,167
Other long-term liabilities	6,030	13,323

Total liabilities	1,371,546	1,468,108
Commitments and contingencies
Member’s interests	689,900	682,021
Accumulated deficit	(129,028)	(72,675)

Total member’s interests	560,872	609,346

Total liabilities and member’s interests	$1,932,418	$2,077,454

ANCESTRY.COM LLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
		(unaudited)
Revenues:
Subscription revenues	$129,519	$118,932	$366,001	$334,565
Product and other revenues	10,416	9,423	29,404	21,404

Total revenues	139,935	128,355	395,405	355,969
Costs of revenues:
Cost of subscription revenues	23,314	16,776	66,718	49,473
Cost of product and other revenues	5,418	6,319	17,086	12,688

Total cost of revenues	28,732	23,095	83,804	62,161

Gross profit	111,203	105,260	311,601	293,808
Operating expenses:
Technology and development	21,963	19,887	63,898	55,292
Marketing and advertising	36,550	30,810	107,872	105,303
General and administrative	14,234	11,230	39,509	34,605
Amortization of acquired intangible assets	46,350	4,577	139,032	10,362
Transaction-related expenses	—	2,878	—	2,878

Total operating expenses	119,097	69,382	350,311	208,440

Income (loss) from operations	(7,894)	35,878	(38,710)	85,368
Interest expense, net	(19,069)	(380)	(70,569)	(674)
Other income (expense), net	278	482	(434)	761

Income (loss) before income taxes	(26,685)	35,980	(109,713)	85,455
Income tax benefit (expense)	13,039	(11,080)	53,360	(27,031)

Net income (loss)	$(13,646)	$24,900	$(56,353)	$58,424

Comprehensive income (loss)	$(13,646)	$25,342	$(56,353)	$58,733

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
		(unaudited)
Reconciliation of adjusted EBITDA and free cash flow to net income (loss) (in thousands):
Net income (loss)	$(13,646)	$24,900	$(56,353)	$58,424
Non-cash revenue adjustment (1)	2,912	—	20,162	—
Interest expense, net	19,069	380	70,569	674
Other (income) expense, net	(278)	(482)	434	(761)
Income tax expense (benefit)	(13,039)	11,080	(53,360)	27,031
Depreciation	4,428	3,754	12,256	10,907
Amortization	53,078	7,554	158,833	18,476
Stock-based compensation expense	2,289	4,083	5,475	11,086
Transaction-related expenses	—	2,878	—	2,878

Adjusted EBITDA	$54,813	$54,147	$158,016	$128,715

Capitalization of content database costs	(6,060)	(6,288)	(14,732)	(18,966)
Purchase of property and equipment	(4,058)	(7,326)	(17,248)	(17,443)
Cash paid for interest	(8,340)	(337)	(45,645)	(537)
Cash received (paid) for income taxes	18,188	(6,537)	36,919	(27,061)

Free cash flow	$54,543	$33,659	$117,310	$64,708

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
		(unaudited)
Reconciliation of Non-GAAP revenues to total revenues (in thousands):
Total revenues	$139,935	$128,355	$395,405	$355,969
Non-cash revenue adjustment (1)	2,912	—	20,162	—

Non-GAAP revenues	$142,847	$128,355	$415,567	$355,969

(1)	Represents non-cash adjustments to revenue or the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the Transaction.

ANCESTRY.COM LLC

Total Subscribers and Net Subscriber Additions

(in thousands)

	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Total subscribers	2,175	2,112	2,020
Net subscriber additions	64	16	15

Contact:

Media:	Investors:
Heather Erickson	Mike Houston
(801) 705-7104 herickson@ancestry.com	(801) 705-7942 mhouston@ancestry.com